[GRAPHIC OMITTED][GRAPHIC OMITTED]

CONTACTS: Richard M. Ubinger                      June Filingeri
          Vice President of Finance,              President
          Chief Financial Officer and Treasurer   Comm-Partners LLC
          (412) 257-7606                          (203) 972-0186

FOR IMMEDIATE RELEASE

              UNIVERSAL STAINLESS REPORTS RECORD SALES AND EARNINGS
                      FOR FOURTH QUARTER AND FULL YEAR 2006
          - Fourth Quarter EPS Reaches $0.97 on $56 Million in Sales -
          - Full-Year Sales Top $200 Million and EPS Climbs to $3.12 -

     BRIDGEVILLE, PA, January 18, 2007 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the fourth quarter of 2006 rose 33% to a record $55.8 million compared with $42.0 million in the same period of 2005. Fourth quarter 2006 net income rose 80% to a record $6.4 million, or $0.97 per diluted share. This compares with net income of $3.6 million, or $0.55 per diluted share, reported in the fourth quarter of 2005. For the full year 2006, sales rose 20% to a record $203.9 million compared with $170.0 million in 2005. Net income for 2006 increased 58% to a record $20.6 million, or $3.12 per diluted share compared with $13.1 million, or $2.02 per diluted share reported for 2005.
     The 2006 fourth quarter and full year results included $465,000 of other income from the receipt of 2006 import duties, equivalent to $0.05 per diluted share, and a reduction in the annual income tax rate to 35.2% from 36.0%, equivalent to $0.04 per diluted share. The 2005 fourth quarter and full year results included import duties of $358,000, equivalent to $0.04 per diluted share, and a reduction in the annual income tax rate to 35.4% from 36.0%, equivalent to $0.02 per diluted share.
     The Company's fourth quarter 2006 results exceeded its forecast of sales in the range of $45 to $50 million and diluted EPS in the range of $0.70 to $0.75.
     Chairman and CEO Mac McAninch commented: "We achieved record results in the fourth quarter of 2006 as we have each quarter this year due to the strength of our niche markets coupled with our targeted investments in capital equipment and personnel, which have enabled us to take advantage of market opportunities. Substantial aerospace demand continued to be the major force driving our growth in the fourth quarter accompanied by increased year-over-year sales to the petrochemical and power generation markets. In fact, the sizeable increase in our fourth quarter forger sales was for billet product to be used for power generation applications. While our sales of tool steel slowed in the second half of 2006, we view this as temporary because of the favorable outlook for heavy equipment manufacturers later in 2007."

USAP REPORTS RECORD 2006 FOURTH QUARTER RESULTS                - Page 2 -

     Mr. McAninch continued: "Both of our operating segments reached important milestones for the full year. Sales at our Universal Stainless segment reached $179 million, while Dunkirk's sales crossed the $70 million threshold for the first time. These record results mainly reflect our successful shift to higher value-added products as well as higher nickel prices which increased the surcharge passed on to our customers."
     Mr. McAninch concluded: "We are entering 2007 with a great deal of optimism for further growth due to the continued strength of our markets. We continue to focus on initiatives to build the Company. We have expanded our executive team with the addition of Ken Matz as our new president, which we announced earlier this week. We also will continue to re-invest in our Company to meet the needs of our customers, to further increase our value-added sales and to build additional value for our shareholders."

Segment Review
--------------
     In the fourth quarter of 2006, the Universal Stainless & Alloy Products segment had sales of $47.1 million and operating income of $4.9 million, yielding an operating margin of 10%. This compares with fourth quarter 2005 sales of $37.7 million and operating income of $4.7 million, or 12% of sales. In the third quarter of 2006, sales were $47.2 million and operating income was $4.0 million, or 9% of sales. The reduction in operating margin in the 2006 fourth quarter in comparison to the prior year quarter is due to higher material costs incurred, as the price of nickel continued to rise throughout the quarter.
     The 25% increase in sales from the 2005 fourth quarter reflects the contribution of the new vacuum-arc remelt furnaces installed in 2005 and 2006, the addition of two milling machines and a plate flattener, and efficiency improvements in Bridgeville. It also was due to higher product prices and a favorable product mix including increased shipments to forgers and of bar products to service centers. Fourth quarter 2006 sales were level with the 2006 third quarter as lower sales of semi-finished product to rerollers and of tool steel plate to service centers were offset by increased sales to forgers.
     The Dunkirk Specialty Steel segment reported record sales for the 2006 fourth quarter of $20.3 million and record operating income of $4.0 million, resulting in an operating margin of 20%. This compares with sales of $13.0 million and operating income of $1.3 million, or 10% of sales, in the fourth quarter of 2005. In the third quarter of 2006 sales were $19.8 million and operating income was $3.8 million, or 19% of sales.
     Dunkirk's 56% increase in sales and 212% rise in operating income over the 2005 fourth quarter were due to the improved VAR remelted feedstock supply from Bridgeville, workforce additions, the timing of feedstock procurement and rising nickel prices that affected the surcharge mechanism. The year-over-year growth in sales reflected increases in nearly every customer category, with sales to redrawers up 40%, to service centers up 60% and to OEMs up 70%. Sales rose 2% over the 2006 third quarter and operating income increased 4% from the 2006 third quarter due to the effect of higher nickel prices.

USAP REPORTS RECORD 2006 FOURTH QUARTER RESULTS                - Page 3 -

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

     The Company estimates that first quarter 2007 sales will range from $52 to $57 million and that diluted EPS will range from $0.82 to $0.87. This compares with sales of $44.9 million and diluted EPS of $0.59 in the first quarter of 2006.

     The following factors were considered in developing these estimates:

o The Company's total backlog at December 31, 2006 remained at high levels, approximating $120 million compared to $124 million at September 30, 2006.

o The Company expects to continue to work down its backlog and improve its on-time delivery performance in the 2007 first quarter because it is shipping more remelted products from its seventh VAR furnace installed in August and is continuing to improve manufacturing processes and efficiency company-wide.

o End market demand is expected to remain strong in the 2007 first quarter. Nickel prices are expected to remain level with the 2006 fourth quarter.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $20 million in the first quarter of 2007 based on its backlog of $51 million at December 31, 2006. Its operating income as a percentage of sales is expected to approximate the average for 2006 of 16%, as the majority of its feedstock to support these sales reflect the higher nickel prices reached in the second half of 2006.

Webcast
-------

     A simultaneous Webcast of the Company's conference call discussing the fourth quarter of 2006 and the first quarter 2007 outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through January 25th. It can be accessed by dialing 706-645-9291, passcode 5578498. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

USAP REPORTS RECORD 2006 FOURTH QUARTER RESULTS               - Page 4 -

Forward-Looking Information Safe Harbor
---------------------------------------

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process and production yields, risks related to property, plant and equipment and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                     For the Quarter Ended       For the Year Ended
                                        December 31,                December 31,
                                       2006        2005           2006          2005
                                       ----        ----           ----          ----
Net Sales
---------
Stainless steel                   $  41,474   $  32,191       $  151,633   $ 135,588
Tool steel                            4,744       5,556           23,389      20,737
High-strength low alloy steel         6,145       2,336           16,467       6,606
High-temperature alloy steel          2,792       1,371            9,837       3,694
Conversion services                     443         497            2,137       3,030
Other                                   209          92              410         367
                                    -------     --------       ----------  ---------
Total net sales                      55,807      42,043          203,873     170,022
Cost of products sold                43,758      34,653          160,682     140,952
Selling and administrative expenses   2,619       2,106           10,792       8,441
                                     ------    --------       ----------   ---------
    Operating income                  9,430       5,284           32,399      20,629
Interest expense                       (296)       (256)          (1,106)       (851)
Other income                            516         374              522         437
                                    -------    --------       ----------   ---------
    Income before taxes               9,650       5,402           31,815      20,215
Income tax provision                  3,222       1,826           11,201       7,159
                                    -------    --------       ----------   ---------
    Net income                        6,428    $  3,576      $    20,614   $  13,056
                                    =======    ========       ==========   =========

Earnings per share - Basic         $   0.99    $   0.56      $      3.20   $    2.05
                                    =======    ========       ==========   =========
Earnings per share - Diluted       $   0.97    $   0.55      $      3.12   $    2.02
                                    =======    ========       ==========   =========
Weighted average shares of
Common Stock outstanding
    Basic                         6,516,880   6,403,185        6,451,037   6,375,257
    Diluted                       6,658,566   6,507,520        6,612,530   6,479,114

-------------------------------------------------------------------------------
                           MARKET SEGMENT INFORMATION

                                     For the Quarter Ended       For the Year Ended
                                        December 31,                December 31,
                                       2006           2005            2006       2005
                                       ----           ----            ----       ----
Net Sales
---------
Service centers                     $  25,760     $  19,817     $  101,510   $ 73,213
Forgers                                13,504         7,172         38,539     29,914
Rerollers                               8,193         6,214         33,273     39,254
Original equipment manufacturers        4,392         5,922         18,368     13,992
Wire redrawers                          3,330         2,329          9,660     10,263
Conversion services                       443           497          2,137      3,030
Other                                     185            92            386        356
                                      -------      --------       --------   --------
    Total net sales                 $  55,807     $  42,043     $  203,873   $170,022
                                      =======      ========      =========   ========
Tons shipped                           12,064        10,668         50,        51,233
                                       ======       =======       ========   ========

                            BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

                                     For the Quarter Ended        For the Year Ended
                                       December 31,                  December 31,
                                       2006           2005             2006       2005
                                       ----           ----             ----       ----
Net Sales
---------
Stainless steel                   $  28,019     $   21,666       $  102,372   $ 90,530
Tool steel                            4,281          5,324           21,747     20,047
High-strength low alloy steel         3,141          1,312            8,177      3,199
High-temperature alloy steel          1,097          1,019            3,787      3,254
Conversion services                     287            412            1,530      2,534
Other                                   174             78              325        295
                                    -------       --------       ----------   --------
                                     36,999         29,811          137,938    119,859
Intersegment                         10,143          7,893           41,232     33,399
                                    -------       --------       ----------   --------
    Total net sales                  47,142         37,704          179,170    153,258
Material cost of sales               23,489         16,412           85,298     75,568
Operation cost of sales              17,090         15,151           66,790     56,885
Selling and administrative expenses   1,713          1,467            7,392      5,791
                                    -------       --------       ----------   --------
    Operating income             $    4,850    $     4,674      $    19,690   $ 15,014
                                  =========       ========       ==========   ========


Dunkirk Specialty Steel Segment

                                     For the Quarter Ended          For the Year Ended
                                       December 31,                     December 31,
                                       2006         2005            2006          2005
                                       ----         ----            ----          ----
Net Sales
---------
Stainless steel                  $  13,455      $  10,525       $    49,261   $ 45,058
Tool steel                             463            232             1,642        690
High-strength low alloy steel        3,004          1,024             8,290      3,407
High-temperature alloy steel         1,695            352             6,050        440
Conversion services                    156             85               607        496
Other                                   35             14                85         72
                                   -------        -------        ----------    -------
                                    18,808         12,232            65,935     50,163
Intersegment                         1,446            750             4,320      2,848
                                   -------        -------        ----------   --------

    Total net sales                 20,254         12,982            70,255     53,011
Material cost of sales              10,949          7,750            38,705     29,496
Operation cost of sales              4,438          3,324            16,654     14,141
Selling and administrative expenses    906            639             3,400      2,650
                                   -------        -------        ----------   --------
    Operating income               $ 3,961     $    1,269       $    11,496   $  6,724
                                   =======        ========       ==========   ========


                           CONSOLIDATED BALANCE SHEET


                                            December 31,          December 31,
                                               2006                  2005
                                               ----                  ----
Assets
------
Cash                                 $         2,909         $        620
Accounts receivable, net                      33,308               27,963
Inventory                                     66,019               51,398
Other current assets                           3,044                2,790
                                        ------------       --------------
    Total current assets                     105,280               82,771
Property, plant & equipment, net              49,251               45,761
Other assets                                     584                  495
                                        ------------       --------------
    Total assets                        $    155,115      $       129,027
                                        ============       ==============

Liabilities and Stockholders' Equity
------------------------------------
Trade accounts payable               $        13,123      $        12,579
Accrued employment costs                       4,121                2,958
Outstanding checks in excess of bank           3,427                3,101
  balance
Current portion of long-term debt              2,364                1,555
Other current liabilities                      1,902                  914
                                        ------------       --------------
    Total current liabilities                 24,937               21,107
Bank revolver                                  8,392                6,117
Long-term debt                                 8,836               11,200
Deferred taxes                                 8,402                9,600
                                        ------------       --------------
    Total liabilities                         50,567               48,024
Stockholders' equity                         104,548               81,003
                                        ------------       --------------
   Total liabilities and stockholders' $     155,115      $       129,027
        equity                          ============       ==============

                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                         For the Year Ended December 31,

                                                       2006            2005
                                                       ----            ----
Cash flows provided by operating activities:
  Net income                                       $ 20,614        $ 13,056
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                   3,337           3,085
      Loss on retirement of fixed assets                911             705
      Deferred tax decrease                          (1,836)            (90)
      Stock based compensation expense                   27               -
      Tax benefit from exercise of stock options          -             207
      Excess tax benefits from share-based
         payment arrangements                        (1,073)              -
  Changes in assets and liabilities:
      Accounts receivable, net                       (5,345)          (3,401)
      Inventory                                     (14,621)         (13,080)
      Trade accounts payable                             54              913
      Accrued employment costs                        1,163            1,128
      Other, net                                      2,334              808
                                               ------------       ----------
Cash flow provided by operating activities            6,301            3,331
                                               ------------       ----------
Cash flow used in investing activities:
  Acquisition of assets and real property
    through purchase agreements                 -                  (344     )
  Capital expenditures                               (7,716)          (8,464)
                                               ------------       ----------
Cash flow used in investing activities               (7,716)          (8,808)
                                               ------------       ----------
Cash flows provided by financing activities:
  Revolving credit net borrowings                     2,275           (2,518)
  Proceeds from long-term debt                            -            8,050
  Deferred financing costs                                -              (48)
  Long-term debt repayments                          (1,555)             (89)
  Net change in outstanding checks in excess
    of bank balance                                     326              463
  Proceeds from issuance of common stock              1,585              803
  Excess tax benefits from share-based payment
arrangements                                          1,073                -
                                                -----------       ----------
Cash flow provided by financing activities            3,704            5,856
                                                -----------       ----------
    Net cash flow                              $      2,289      $       379
                                                ===========       ==========